                                                  Exhibit (10)(w)

            AGREEMENT REGARDING SPECIAL COMPENSATION
            AND POST EMPLOYMENT RESTRICTIVE COVENANTS

     THIS AGREEMENT made this 9th day of November, 1993, by and between SPRINT/UNITED MANAGEMENT COMPANY, a Kansas corporation and subsidiary of Sprint Corporation ("Employer"), and GARY D.
FORSEE ("Executive").

                      W I T N E S S E T H:

     WHEREAS, Employer and its parent and affiliates are engaged in the telecommunications business;

     WHEREAS, Executive has expertise, experience and capability in the business of Employer and the telecommunications business in general;

     WHEREAS, Executive has been, and/or now is serving Employer as Senior Vice President, Staff Operations;

     WHEREAS,  Employer desires to enter into this  Agreement  to provide  severance  and other benefits for Executive  and  obtain
Executive's  agreements  regarding  confidentiality   and   post-
employment restrictive covenants for Employer; and

     WHEREAS, Executive is willing to provide such agreements to Employer.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration is mutually acknowledged by the parties, it is hereby agreed as follows:

    1.   Recitals.

     The recitals hereinbefore set forth constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement, and describing the circumstances surrounding its execution. Said recitals are by express reference made a part of the covenants hereof, and this Agreement shall be construed in light thereof.

    2.   Duties and Responsibilities.

     The duties and responsibilities of Executive are and shall continue to be of an executive nature as shall be required by Employer in the conduct of its business. Executive's powers and authority shall include all those presently delegated to him or such other duties and responsibilities as from time to time may be assigned to him. Executive recognizes, that during his employment hereunder, he owes an undivided duty of loyalty to Employer, and agrees to devote his entire business time and attention to the performance of said duties and responsibilities and to use his best efforts to promote and develop the business of Employer.

    3.   Employment Term.

     Executive's employment may be terminated by either party in accordance with Sections 5, 6, 7, or 8 herein.

    4.   Compensation and Benefits.

     During employment, Executive shall be entitled to receive a base annual salary, shall be reimbursed for reasonable expenses incurred and accounted for in accordance with the policies and procedures of Employer, and shall be entitled to vacation pay and other benefits applicable to employees generally, each as may from time to time be established, amended or terminated. In addition, upon execution of this Agreement, Executive shall be awarded five thousand (5,000) shares of restricted stock as set forth in a restricted stock agreement of even date herewith, attached hereto and incorporated herein (the "Restricted Stock Agreement"), shall be entitled to the Special Compensation set forth in Section 6 hereof in accordance with the terms of this Agreement, and shall be entitled, subject to approval of the Organization and Compensation Committee, to participation in the Key Management Benefit Plan in accordance with the terms of said plan.

    5.   Termination by Employer:  Special Compensation.

   At any time, Employer may terminate Executive's employment for any reason. If Executive's termination is other than pursuant to Section 6, Executive shall, subject to the other provisions of this Section 5, be entitled to the following Special Compensation (as that term is defined in this Section 5) in lieu of any benefits available under any and all Employer separation plans or policies. If Executive's termination is pursuant to Sections 5, 6 or 7, Executive's obligations under Sections 11, 12, 13, and 14 hereof shall continue.

     For purposes of this Agreement, "Special Compensation" shall consist of :

        (a)   to  continue  to receive for a period  of  eighteen
     (18) months from the date of termination (the "Severance Period") biweekly compensation at the rate equal to the biweekly amount of his base annual salary in effect at the date of termination of employment;

        (b) to receive a bonus, based on actual performance results, up to the target amount, under the Management Incentive Plan ("MIP") throughout the Severance Period provided that the amount, if any, payable under such Plan for the award period including the last day of the Severance Period shall be pro rated based upon the number of months of the Severance Period that fall within the award period and the total number of months in such award period;

        (c)  to  receive  an award under the Long Term  Incentive
     Plan,   pro rated based on the Executive's last day  worked,
     exclusive of any Severance Period, determined in accordance with the terms of said Plan;

        (d) acceleration of vesting of restricted stock in accordance with the relevant provisions of the Restricted
     Stock Agreement;

        (e) to continue to receive throughout the Severance Period any executive medical, dental, life, and qualified or nonqualified retirement benefits which the Executive was receiving or was entitled to receive at the time of termination, except that long term disability and short term disability benefits cease on the last day worked;

        (f)  outplacement  counseling  by  a  firm  selected   by
     Employer to continue until Executive becomes employed; and

        (g) to continue to receive throughout the Severance Period all applicable executive perquisites (including automobile allowance, long distance services and all miscellaneous services) except country club membership dues and accrual of vacation.

     Employer shall pay or cause to be paid the amounts payable under paragraph (a) above in equal installments, bi-weekly in arrears, and the amount payable under paragraphs (b) and (c) in accordance with the terms of the Plans. All payments pursuant to this Section shall be subject to applicable federal and state income and other withholding taxes.

     In addition to the Special Compensation described above, Executive shall also be entitled to any vacation pay for vacation accrued by Executive in the calendar year of termination but not taken at the time of termination.

     In the event Executive becomes employed full time during the Severance Period, Executive's entitlement to continuation of the benefits described in paragraph (e) shall immediately cease, however, Executive shall retain any rights to continue medical insurance coverage under the COBRA continuation provisions of the group medical insurance plan by paying the applicable premium therefor.

     The payments and benefits provided for in this Section shall be in addition to all other sums then payable and owing to Executive hereunder and, except as expressly provided herein, shall not be subject to reduction for any amounts received by Executive for employment or services provided after termination of employment hereunder, and shall be in full settlement and satisfaction of all of Executive's claims and demands.

     In all events, Executive's right to receive severance and/or other benefits pursuant to this Section shall cease immediately in the event Executive is re-employed by Employer or an affiliate or Executive breaches his Confidential Information Covenant (as defined in Section 11 hereof), or breaches Sections 12, 13 or 14 hereof. In all cases, Employer's rights under Section 15 shall continue.

    6. Voluntary Resignation by Executive; Termination for Cause; Total Disability

      Upon termination of Executive's employment by either Voluntary Resignation, Termination for Cause (as those terms are defined in this Section 6), or Total Disability, as that term is defined in the Long Term Disability Plan, Executive shall have no right to compensation, severance pay or other benefits described herein but Executive's obligations under Sections 11, 12, 13 and 14 hereof shall continue.

              (a) Voluntary Resignation by Executive. At any time, Executive has the right, by written notice to Employer, to terminate his services hereunder ("Voluntary Resignation"), effective as of thirty (30) days after such notice.

              (b) Termination for Cause by Employer. At any time, Employer has the right to terminate Executive's employment. Termination upon the occurrence of any of the
    following    shall   be   deemed   termination   for    cause
    ("Termination for Cause"):

                (i) Conduct by the Executive which reflects adversely on the Executive's honesty, trustworthiness or fitness as an Executive, or

                (ii) Executive's willful engagement in conduct which is demonstrably and materially injurious to the Employer.

          For Termination for Cause, written notice of the termination of Executive's employment by Employer shall be served upon Executive and shall be effective as of the date of such service. Such notice given by Employer shall specify the act or acts of Executive underlying such termination.

          (c) Total Disability. Upon the total disability of the Executive, as that term is defined in the Long Term
   Disability Plan, Executive shall have no right to compensation or severance pay described herein but shall be entitled to long term disability and other such benefits afforded under the applicable policies and plans.

    7.   Resignation Following Constructive Discharge.

     If at any time, except in connection with a termination pursuant to Section 5, 6, or 8 Executive is Constructively Discharged (as that term is defined in this Section 7) then Executive shall have the right, by written notice to Employer within sixty (60) days of such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after such notice. Executive shall in such event be entitled to the compensation and benefits as if such employment were terminated pursuant to Section 5 of this Agreement.

     For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence of any one of the following events:


         (a) Executive is removed from his position with Employer
   other   than  as  a  result  of  Executive's  appointment   to
   positions of equal or superior scope and responsibility; or

         (b)  Executive's targeted total compensation is  reduced
   by  more  than  10%  (other  than across-the-board  reductions
   similarly   affecting  all  officers  of  the  Long   Distance
   Division of Employer).

    8.   Effect of Change in Control.

     In the event that within one year of a Change in Control (as that term is defined in this Section 8) Executive's employment is terminated:

           (a)  by the Employer other than pursuant to Section  6
     hereof, or,

          (b) by Executive pursuant to Section 7 hereof,

then Executive shall be entitled to the Special Compensation described in Section 5 and shall be bound by Section 11, but shall not have any continuing obligations under Sections 12, 13, and 14, except as otherwise required by common law or statute.

     For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than a trustee or other fiduciary holding securities under an employee benefit plan of Sprint Corporation ("Sprint") or any of its affiliates, and other than Sprint or a corporation owned, directly or indirectly, by the stockholders of Sprint in substantially the same proportions as their ownership of stock of Sprint, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Sprint representing 20% or more of the combined voting power of Sprint's then outstanding securities, or

           (ii) during any period of two consecutive years (not including any period prior to the date of this Agreement), incumbent members cease for any reason to constitute a majority of the members of the Board of Directors of Sprint.

A member of the Board of Directors of Sprint shall be an "incumbent member" if such individual is as of the date of this Agreement or at the beginning of the applicable two consecutive year period a member of the Board of Directors of Sprint, and any new director after the date of this Agreement (other than a director designated by person who has entered into an agreement to effect a transaction described in subparagraph (i) above) whose election to the Board or nomination for election by the stockholders of Sprint was approved by a vote of at least two-thirds (2/3) of the directors still in office who either were directors as of the date hereof or as of the first day of the applicable two consecutive year period or whose election or nomination for election was previously so approved.

    9.  Dispute Resolution.

     All disputes arising under this Agreement, other than those disputes relating to Executive's alleged violations of Sections 11 through 14 herein, shall be submitted to arbitration by the American Arbitration Association of Kansas City, Missouri. Costs of arbitration shall be borne equally by the parties. The decision of the arbitrators shall be final and there shall be no appeal from any award rendered. Any award rendered may be entered as a judgment in any court of competent jurisdiction. In any judicial enforcement proceeding, the losing party shall reimburse the prevailing party for its reasonable costs and attorneys' fees for enforcing its rights under this Agreement, in addition to any damages or other relief granted. This Section 9 does not apply to any action by Employer to enforce Sections 11 through 14 of this Agreement and does not in any way restrict Employer's rights under Section 15 herein.

    10.  Enforcement.

     In the event Employer shall fail to pay any amounts due to Executive under this Agreement as they come due, Employer agrees to pay interest on such amounts at a rate of prime plus two percent (2%) per annum. Employer agrees that Executive and any successor shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorney fees and costs of litigation.

    11.  Confidential Information.

      Executive acknowledges that during the course of his employment he has learned or will learn or develop Confidential Information (as that term is defined in this Section 11). Executive further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of Executive's duties, will cause Employer irreparable harm.

     For purposes of this Section, Confidential Information means trade secrets (such as technical and non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process) and other proprietary information concerning the products, processes or services of Employer or its parent, and/or affiliates, including but not limited to: computer programs; unpatented inventions, discoveries or improvements; marketing, manufacturing, or organizational research and development; business plans; sales forecasts; personnel information, including the identity of other employees of Employer, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property, which information: (a) has not been made generally available to the public; and (b) is useful or of value to the current or anticipated business, or research or development activities of Employer or of any customer or supplier of Employer, or (c) has been identified to Employee as confidential by Employer, either orally or in writing.

     Except in the course of his employment and in the pursuit of the business of Employer or any of its subsidiaries or affiliates, Executive shall not, during the course of his employment, or for a period of eighteen (18) months following termination of his employment for any reason, directly or indirectly, disclose, publish, communicate or use on his behalf or another's behalf, any proprietary information or data of Employer or any of its subsidiaries or affiliates.

     Executive acknowledges that Employer operates and competes nationally, and that Employer will be harmed by unauthorized disclosure or use of Confidential Information regardless of where such disclosure or use occurs, and that therefore this confidentiality agreement is not limited to any single state or other jurisdiction.

    12.  Non-Competition.

    Executive acknowledges that use or disclosure of Confidential Information described in Section 11 is likely if Executive were to perform telecommunications functions relating to long distance services on behalf of a competitor of Employer. Therefore, Executive shall not, for eighteen (18) months following termination of employment for any reason (the "Non-Compete Period"), accept any position, including but not limited to a position in the long distance operations of AT&T or MCI, where the performance of duties in that position will involve managing, controlling, participating in, investing in, acting as consultant or advisor to, rendering services for, or otherwise assisting any person or entity in the long distance business and performing functions relating to long distance services, including all forms of interexchange, interstate, intrastate, interlata and international communications.

     Executive acknowledges that Employer operates and competes nationally, and that therefore this non-competition agreement is not limited to any single state or other jurisdiction.

     This section shall not prevent Executive from using general skills and experience developed during employment with Employer or other employers; or from accepting a position of employment with another company, firm, or other organization which competes with Employer, if its business is diversified and Executive is employed in a part of the business that is not related to long distance Services and provided that such position does not
require   or   permit  the  disclosure  or  use  of  Confidential
Information.

    13.  Inducement of Other Employees.

     For a eighteen (18) month period following termination of employment, Executive will not directly or indirectly solicit, induce or encourage any employee or agent of Employer to terminate his relationship with Employer.

    14.  Return of Employer's Property.

  All  notes,  reports, sketches, plans, published  memoranda  or other documents created, developed, generated or held by Executive during employment, concerning or related to Employer's business, and whether containing or relating to Confidential Information or not, are the property of Employer and will be promptly delivered to Employer upon termination of Executive's employment for any reason whatsoever. During the course of employment, Executive shall not remove any of the above property containing Confidential Information, or reproductions or copies thereof, or any apparatus from Employer's premises without authorization.

    15.  Remedies.

     Executive acknowledges that the restraints and agreements herein provided are fair and reasonable, that enforcement of the provisions of Sections 11, 12, 13 and 14 will not cause him undue hardship and that said provisions are reasonably necessary and commensurate with the need to protect Employer and its legitimate and proprietary business interests and property from irreparable harm.

     Executive acknowledges that failure to comply with the terms of this Agreement will cause irreparable damage to Employer. Therefore, Executive agrees that, in addition to any other remedies at law or in equity available to Employer for Executive's breach or threatened breach of this Agreement, Employer is entitled to specific performance or injunctive relief, without bond, against Executive to prevent such damage or breach, and the existence of any claim or cause of action Executive may have against Employer will not constitute a defense thereto. Executive further agrees to pay reasonable attorney fees and costs of litigation incurred by Employer in any proceeding relating to the enforcement of the Agreement or to any alleged breach thereof in which Employer shall prevail in whole or in part.

     In the event of a breach or a violation by Executive of any of the covenants and provisions of this Agreement, the running of the Non-Compete Period (but not of Executive's obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.

   16.  Confidentiality of Agreement.

    As a specific condition to Executive's right to Special Compensation or other benefits described herein, Executive agrees that he will not disclose or discuss: the existence of this Agreement; the Special Compensation provided hereunder; or any other terms of the Agreement except: (1) to members of his immediate family; (2) to his financial advisor or attorney but then only to the extent necessary for them to assist him; or (3) as required by law or to enforce legal rights.

    17.  Entire Understanding.

     This Agreement constitutes the entire understanding between the parties relating to Executive's employment hereunder and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters, except for the terms and provisions of the Key Management Benefit Plan and any other employee benefit or other compensation plans (or any agreements or awards thereunder) referred to in or contemplated by this Agreement and except for the SPRINT UNITED EMPLOYEE
AGREEMENT REGARDING  PROPERTY  RIGHTS  AND  BUSINESS
PRACTICES which the Executive has signed and by which Executive continues to be bound.

    18.  Binding Effect.

    This Agreement shall be binding upon and inure to the benefit of Executive's executors, administrators, legal representatives, heirs and legatees and the successors and assigns of Employer.

    19.  Partial Invalidity.

     The various provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision or part thereof, and such provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and Executive hereby agrees that such scope may be judicially modified accordingly.

    20.  Strict Construction.

     The language used in this Agreement will be deemed to be the language chosen by Employer and Executive to express their mutual intent and no rule of strict construction shall be applied against any person.

    21.  Waiver.

     The waiver of any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

    22.  Notices.

    Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party (a) upon delivery to the address of such party specified below if delivered personally or by courier; (b) upon dispatch if transmitted by telecopy or other means of facsimile, provided a copy thereof is also sent by regular mail or courier; or (c) within forty-eight (48) hours after deposit thereof in the U.S. mail, postage prepaid, for delivery as certified mail, return receipt requested, addressed, in any case to the party at the following address(es) or telecopy numbers:

          If to Executive:

          Gary D. Forsee
          Sprint Communications Company, L.P.
          8140 Ward Parkway
          Kansas City, MO  64114

          If to Employer and/or Company:

          Sprint Corporation
          2330 Shawnee Mission Parkway
          Westwood, KS  66205
          Attention:  Corporate Secretary

or to such other address(es) or telecopy number(s) as any party may designate by Written Notice in the aforesaid manner.

    23.  Governing Law.

     This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Kansas.

    24.  Gender and Number.

     Wherever from the context it appears appropriate, each term stated in either the singular of plural shall include the singular and the plural, and the pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine or neuter.

    25.  Headings.

     The headings of the Sections of this Agreement are for reference purposes only and do not define or limit, and shall not be used to interpret or construe the contents of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed at Westwood, Kansas, on the date above set forth.


GARY D. FORSEE                SPRINT/UNITED MANAGEMENT COMPANY

/s/ Gary D. Forsee             By: /s/ B. Watson
                                             Authorized Officer


                            AMENDMENT


     The Agreement Regarding Special Compensation and Post Employment Restrictive Covenants (the "Special Agreement") between Sprint/United Management Company and Gary D. Forsee (the "Executive") is hereby amended as follows, effective January 3, 1994:

     1. The first sentence of Section 8 shall be changed by adding the word "or" at the end of item (b) and by adding the following item (c):

          (c) by Executive if Executive is required to be based anywhere other than the Kansas City metropolitan area or the Dallas, Texas metropolitan area except for required travel on business to an extent substantially consistent with Executive's business travel obligations immediately prior to the Change in Control;

     2.   Section 12 shall be changed by:

          (a) deleting from the second sentence of the first paragraph the words "the performance of duties in that position will involve", and substituting in lieu thereof the words "Executive dedicates his time and efforts principally to"; and

          (b)  changing the last sentence of the Section to read:

          This section shall not prevent Executive from using general skills and experience developed during employment with Employer or other employers; or from accepting a position of employment with another company, firm, or other organization which competes with Employer, if its business is diversified and Executive is employed in a part of the business that is not related principally to long distance services and provided that such position does not require or permit the disclosure or use of Confidential Information.

     Except as amended herein, the terms of the Special Agreement shall remain in effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed at Westwood, Kansas, as of the date above set forth.


EXECUTIVE                          SPRINT/UNITED MANAGEMENT
                                            COMPANY


/s/ Gary D. Forsee                 By: /s/ B. Watson
     1/10/94                            Title: SVP - HR



                 Amendment No. 2

This amendment (the "Amendment") is made as of the 12th day of August, 1996, by and between Sprint/United
Management Company, a Kansas Corporation and a wholly-owned subsidiary of Sprint ("Employer") and Gary D.
Forsee ("Executive").

                       Recitals

1.   Employer  and Executive entered into an  Agreement
     Regarding Special Compensation and Post Employment
     Covenants,   dated   November   9,    1993    (the
     "Agreement").

2. Employer and Executive amended the Agreement as of January 3, 1994.

3.   Employer   desires   to  expand   the   scope   of
     Executive's covenants not to compete under the Agreement.

4.   Employer   is  issuing  to  Executive   additional
     shares* of restricted stock in consideration for Executives agreement to amend the Agreement.

Now, therefore, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows.

1. Section 12 of the Agreement is amended by adding the following language to the end of the last sentence of the first paragraph: ", together with related services such as information services."

2. In all other respects, the parties ratify and affirm the Agreement as previously amended.

In Witness Whereof, the parties have executed this Amendment as of the 12th day of August, 1996.

                                   Sprint/United Management
                                   Corporation

/s/ Gary D. Forsee         By:  /s/ B. Watson
Gary D. Forsee                   Authorized Officer

* 15,000 shares